UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 31, 2020

Ashford Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36400	84-2331507
(State or other Jurisdiction of Incorporation	(Commission File No.)	(IRS Employer Identification No.)

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

(Address of principal executive offices, including zip code)

(972) 490-9600
(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	AINC	NYSE American LLC
Preferred Stock Purchase Rights		NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 31, 2020, Presentation Technologies, LLC, a subsidiary of Ashford Inc. (“PTI”), and certain of its subsidiaries (collectively, the “Loan Parties”), and Comerica Bank, a Texas banking association, amended that certain credit agreement dated as of November 1, 2017, as amended (the “Credit Agreement”), and certain of the loan documents delivered under the Credit Agreement (collectively, the “Amendment”).

As a result of the Amendment, the Credit Agreement now contemplates a $3.0 million senior secured revolving line of credit (the “Revolving Note”) and a $20.0 million senior secured term loan (the “Term Note”). The Amendment extended the maturity date of PTI’s obligations under the Revolving Note and Term Note to January 1, 2024, with the potential for a further one-year extension at PTI’s option subject to satisfaction of certain conditions, including the absence of defaults, payment of a one-time, permanent principal reduction of the Term Note of not less than $2.5 million, and payment of an extension fee of 0.25% of the sum of: (i) the face amount of the Revolving Note; and (ii) the outstanding amount owed under the Term Note as of the date of PTI’s election to extend.

Pursuant to the Amendment, PTI’s obligations to comply with certain financial and other covenants in the Credit Agreement were waived, adjusted, paused or eliminated, as described below:

•	PTI’s failure to comply with the Leverage Ratio covenant for the fiscal quarters ended June 30, 2020 and September 30, 2020 was waived, and the Leverage Ratio covenant has been eliminated from the Credit Agreement;
•	PTI’s failures to comply with the Pre-Distribution Fixed Charge Coverage Ratio and the Post-Distribution Fixed Charge Coverage Ratio for the fiscal quarter ending September 30, 2020 were waived, and those covenants have been eliminated from the Credit Agreement. Those covenants were replaced with a covenant, commencing with the fiscal quarter ending March 31, 2023, that PTI maintain a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0, calculated as of the end of each fiscal quarter for the four fiscal quarterly periods most recently ended; and
•	PTI’s failure to comply with covenants to make timely payments of principal and interest on indebtedness under the Credit Agreement for the month ending December 31, 2020 and to remain solvent to continue to do business as a going concern were waived, as were any other defaults under the Credit Agreement that occurred and were directly related to and as a result of any of the foregoing.

In addition, the Amendment confirms that any direct material impact on the financial results and operations of PTI and the other Loan Parties arising from the March 13, 2020 declaration of the national emergency relating to COVID-19 and the federal, state and local measures related thereto, as disclosed to Comerica, will not be deemed to constitute a material adverse effect on the Loan Parties for purposes of the Credit Agreement.

As a result of the Amendment, amounts borrowed under the Revolving Note and the Term Note will bear interest at Comerica’s prime rate plus a margin of 1.25%, with the margin increasing by 0.25% beginning on July 1, 2021 and at the beginning of each successive quarter thereafter. PTI will pay a commitment fee of 1.5% of the Term Note in installments, with the possibility that the last $0.1 million installment, scheduled to be paid on December 31, 2022, be forgiven if PTI’s obligations under the Credit Agreement have been satisfied in full in advance of that date. The Amendment suspended PTI’s amortizing payment obligations under the Term Note through December 2021. Commencing January 1, 2022, PTI will be required to make monthly payments under the Term Note of $0.2 million through June 2022, $0.25 million through December 2022, and $0.3 million thereafter.

The Amendment required PTI to establish an operating reserve account with Comerica in an initial amount equal to $3.0 million, with such amounts to be applied to scheduled interest payments due under the Revolving Note and the Term Note. PTI must replenish such amount quarterly in an amount necessary to service interest expense and projected operating costs for the upcoming quarterly period based on projections delivered by PTI to Comerica as part of an enhanced set of financial reporting requirements established by the Amendment. Funds in the operating reserve account may be released to PTI if it is able to: (i) maintain a Fixed Charge Coverage Ratio of not less than 1.2 to 1.0 for two consecutive fiscal quarters; and (ii) demonstrate average availability under the Revolving Note of at least $1.0 million throughout the three-month period most recently ended. The Amendment also imposed a post-closing obligation on PTI and the other Loan Parties to establish a lockbox and deposit account, exclusively accessed and controlled in each case by Comerica, with amounts deposited into each to be applied daily against amounts owed to Comerica under the Revolving Note.

The descriptions of the Amendment and the Credit Agreement, the Term Note and the Revolving Note, as revised thereby and described above, do not purport to describe all of the terms of such documents and are qualified in their entirety by the full text of the composite version of the Credit Agreement, the Term Note and the Revolving Note, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Credit Agreement by and between Presentation Technologies, LLC and Comerica Bank (composite version, reflects all amendments through December 31, 2020)
10.2	Second Amended and Restated Term Note, dated December 31, 2020, made by Presentation Technologies, LLC in favor of Comerica Bank
10.3	Second Amended and Restated Revolving Note, dated December 31, 2020, made by Presentation Technologies, LLC in favor of Comerica Bank
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHFORD INC.

By:	/s/ Robert G. Haiman
Robert G. Haiman
Executive Vice President, General Counsel and Secretary

Dated: January 5, 2021